Gregory, Sharer & Stuart, P.A.	Richard H. Caton, CPA
M. Timothy Farrell, CPA
Thomas H. Gregory, CPA
Jeffrey P. McClanathan, CPA
James G. Newman, CPA
Paula D. Popovich, CPA
Larry W. Sharer, CPA
Byron C. Smith, CPA
Charles L. Stuart, CPA
Richard G. Ulrich, CPA

Consent Of Independent Auditors

Mr. Roland G. Caldwell, Jr.
C/Funds Group, Inc.
201 Center Road, Suite Two
Venice, Florida 34292

Dear Mr. Caldwell:

We hereby consent to the use of our reports dated January 17, 2003 on the financial statements of the C/Fund, C/Growth Stock Fund, C/Government Fund, and C/Community Association Reserve Fund (four of the portfolios constituting the C/FUNDS Group, Inc.) as of December 31, 2001, and for the period then ended. Such reports are being included with the unaudited financial information prepared by management in documents filed by C/FUNDS Group, Inc. as required by the Securities and Exchange Commission.

Gregory, Sharer & Stuart, P.A.

/s/ Gregory, Sharer & Stuart, P.A.

St. Petersburg, Florida
February 24, 2003

CERTIFIED PUBLIC ACCOUNTANS AND BUSINESS CONSULTANTS
100 Second Avenue South, Suite 600, St. Petersburg, Florida 33701-4336
727/821-6161 FAX 727/822-4573
www.gsscpa.com